REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM


To the Shareholders and
Board of Directors of
W.P. Stewart & Co. Growth Fund, Inc.

In planning and performing our audit of
 the financial statements of W.P. Stewart  Co. Growth
Fund, Inc. for the year ended December 31, 2004,
 we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of W.P. Stewart  Co. Growth Fund, Inc.
 is responsible for establishing and
maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S.
generally
accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected.
Also projection of any evaluation of internal control

may become inadequate because of changes in conditions or that the effectiveness of the design
and operation may deteriorate.

Our consideration of internal control would not
 necessarily disclose all matters in internal control that might be material weaknesses under standards of the Public Company Accounting Oversight
Board United States. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by
employees in the normal course of performing their
 assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2004.

This report is intended solely for the information
 and use of management and the Board of
Directors of W.P. Stewart  Co. Growth Fund, Inc.
 and the Securities and Exchange
Commission and is not intended to be and should
 not be used by anyone other than these
specified parties.


CERTIFIED PUBLIC ACCOUNTANTS


New York, N.Y.
February 17, 2005